Exhibit 5.1

[Munger, Tolles & Olson LLP Letterhead]

October 11, 2012

Air Lease Corporation
2000 Avenue of the Stars, Suite 1000N
Los Angeles, California 90067

Re:                               Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Air Lease Corporation, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”), filed on October 11, 2012 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale by the Company from time to time of an indeterminate amount of (a) one or more series of its debt securities (“Debt Securities”) to be issued pursuant to that certain Indenture, dated as of October 11, 2012, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”), filed as Exhibit 4.4 to the Registration Statement, (b) shares of its Preferred Stock, $0.01 par value per share (the “Preferred Stock”), (c) shares of its Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”), (d)  warrants to purchase Debt Securities, Preferred Stock, Class A Common Stock or Depositary Shares (the “Warrants”), which will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by the Company and a warrant agent (each, a “Warrant Agent”), (e) depositary shares evidencing fractional interests in shares of the Company’s Preferred Stock (“Depositary Shares”), which will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into by the Company and a depositary (each, a “Depositary”), (f) rights to purchase Class A Common Stock or other Securities (as defined below) of the Company (the “Rights”), which will be issued pursuant to one or more rights agreements (each, a “Rights Agreement”) to be entered into by the Company and a rights agent (each, a “Rights Agent”), (g) purchase contracts for the purchase and sale of securities of the Company (the “Purchase Contracts”), which will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into by the Company and a purchase contract agent (each, a “Purchase Contract Agent”), and (h) units consisting of two or more of the securities of the Company (the “Units”), which will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into by the Company and a unit agent (each, a “Unit Agent”).

Air Lease Corporation

October 11, 2012

The Debt Securities, Preferred Stock, Class A Common Stock, Warrants, Depositary Shares, Rights, Purchase Contracts, and Units are herein collectively referred to as the “Securities”. Debt Securities, Preferred Stock, Warrants and Purchase Contracts may be convertible or exchangeable for other Securities. The Indenture, Warrant Agreements, Deposit Agreements, Rights Agreements, Purchase Contract Agreements and Unit Agreements are herein collectively referred to as “Securities Agreements”.

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”).  The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”) in connection with each offering of Securities.  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, any Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.  As to certain factual matters, we have relied, with your permission and without independent verification, on the Company’s filings, including any exhibits thereto, with the Commission and certificates and other assurances of officers of the Company.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the internal laws of the State of New York and the Delaware General Corporation Law, in each case as in effect as of this date. We express no opinion with respect to the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any State.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that as of the date hereof:

1.             For Debt Securities issued pursuant to the Indenture, upon the due authorization and establishment of the specific terms of a particular series of Debt Securities in accordance with such Indenture and applicable law, and when the Debt Securities of such series have been duly authorized, executed, authenticated, issued and delivered in accordance with such Indenture and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable agreement for purchase and sale, such Debt Securities will constitute the valid and binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

Air Lease Corporation

October 11, 2012

2.             When an issuance of Class A Common Stock has been duly authorized, the certificates for such Class A Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable agreement for purchase, sale, exchange and/or conversion, such Class A Common Stock (including any Class A Common Stock duly issued (a) upon the exchange or conversion of any Debt Security or Preferred Stock that is exchangeable or convertible into Class A Common Stock, (b) upon the exercise of any Warrant or Rights exercisable for Class A Common Stock, (c) upon settlement of any Purchase Contract, or (d) as part of a Unit), will be validly issued, fully paid and nonassessable.

3.             When an issuance of Preferred Stock has been duly authorized, the certificate of designations, if any, establishing the terms of such Preferred Stock has been duly approved and executed by the Company and duly filed with the Secretary of State of the State of Delaware, the certificates for such Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable agreement for purchase, sale, exchange and/or conversion, such Preferred Stock (including any Preferred Stock duly issued (a) upon the exchange or conversion of any Debt Security that is exchangeable or convertible into Preferred Stock, (b) upon the exercise of any Warrant or Rights exercisable for Preferred Stock, (c) upon surrender of any Depositary Shares, (d) upon settlement of any Purchase Contract, or (e) as part of a Unit) will be validly issued, fully paid and nonassessable.

4.             When a Warrant Agreement has been duly authorized, executed and delivered by the Company and a Warrant Agent and the specific terms of a particular issuance of Warrants have been duly authorized and established in accordance with such Warrant Agreement, and such Warrants have been duly authorized, executed, countersigned, issued and delivered in accordance with such Warrant Agreement and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable agreement for purchase and sale, and assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance, such Warrants will constitute the valid and binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

5.             When a Deposit Agreement has been duly authorized, executed and delivered by the Company and a Depositary Agent and the specific terms of a particular issuance of Depositary Shares have been duly authorized and established in accordance with such Deposit Agreement, and such Depositary Shares have been duly authorized, executed, countersigned, issued and delivered in accordance with such Deposit Agreement and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable agreement for purchase and sale, and assuming the Preferred Stock fractional interests which are evidenced by such Depositary Shares have been validly issued and are fully paid and nonassessable, such Depositary Shares will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

Air Lease Corporation

October 11, 2012

6.             When a Purchase Contract Agreement has been duly authorized, executed and delivered by the Company and a Purchase Contract Agent and the specific terms of a particular issuance of Purchase Contracts have been duly authorized and established in accordance with such Purchase Contract Agreement, and such Purchase Contracts have been duly authorized, executed, countersigned, issued and delivered in accordance with such Purchase Contract Agreement and delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable agreement for purchase and sale, and assuming the other Securities issuable upon settlement of such Purchase Contracts have been duly authorized and reserved for issuance, such Purchase Contracts will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

7.             When a Rights Agreement has been duly authorized, executed and delivered by the Company and a Rights Agent and the specific terms of a particular issuance of Rights have been duly authorized and established in accordance with such Rights Agreement, and such Rights have been duly authorized, executed, countersigned, issued and delivered in accordance with such Rights Agreement and delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable agreement for purchase and sale, and assuming the other Securities issuable upon exercise of such Rights have been duly authorized and reserved for issuance, such Rights will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

8.             When a Unit Agreement has been duly authorized, executed and delivered by the Company and a Unit Agent and the specific terms of a particular issuance of Units has been duly authorized and established in accordance with such Unit Agreement, and such Units have been duly authorized, executed, countersigned, issued and delivered in accordance with such Unit Agreement and delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable agreement for purchase and sale, and assuming that the constituent Securities of such Units have been duly authorized and reserved for issuance, such Units will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

Air Lease Corporation

October 11, 2012

In connection with the opinions expressed above, we have assumed, with your consent, that, at or prior to the time of delivery of any such Security, (a) the Company shall have reserved for issuance a sufficient number of authorized shares of such Security to satisfy the maximum number of shares of such Security that may be issued pursuant to the issuance and sale of such Security, assuming the conversion, redemption, exercise or exchange of all Securities that may converted, redeemed, exercised or exchanged for such Security, if any; (b) the Company’s Board of Directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security, in each case in accordance with applicable law and any applicable Securities Agreement, and such authorization shall not have been modified or rescinded; (c) the Company’s certificate of incorporation in effect on the date hereof remains in effect; (d) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (e) the Indenture shall have been duly authorized, executed, authenticated and delivered by the applicable trustee and shall have been qualified under the Trust Indenture Act of 1939, as amended; (f) the applicable certificate of designations, if any, shall have been duly approved and executed by the Company in accordance with applicable law and duly filed with the Secretary of State of the State of Delaware in accordance with Delaware law; (g) the applicable Warrant Agreement, if any, shall have been duly authorized, executed and delivered by the Company and the applicable Warrant Agent in accordance with applicable law; (h) the applicable Deposit Agreement, if any, shall have been duly authorized, executed and delivered by the Company and the applicable Depositary in accordance with applicable law; (i) the applicable Purchase Contract Agreement shall have been duly authorized, executed and delivered by the Company and the applicable Purchase Contract Agent in accordance with applicable law; (j) the applicable Rights Agreement shall have been duly authorized, executed and delivered by the Company and the applicable Rights Agent in accordance with applicable law; (k) the applicable Unit Agreement shall have been duly authorized, executed and delivered by the Company and the applicable Unit Agent in accordance with applicable law; and (l) there will not have occurred any change in law affecting the validity or enforceability of such Security. We have further assumed that each of the Securities Agreements and the Securities will constitute the valid and binding obligations of the parties thereto other than the Company and that the status of the Securities Agreements and the Securities as valid and binding obligations of the parties thereto will not be affected by any (x) breaches of, or defaults under, agreements or instruments, (y) violations of statutes, rules, regulations or court or governmental orders or (z) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm name and the discussion of our opinion under the caption “Legal Matters” in the Prospectus or any Prospectus Supplement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ MUNGER, TOLLES & OLSON LLP